Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Krishna Shankar Head of Investor Relations Phone: (408) 574-6995 E-mail: krishna.shankar@idt.com	Krista Pavlakos IDT Director, Communications Phone: (408) 574-6640 E-mail: krista.pavlakos@idt.com

IDT REPORTS FISCAL 2018 Q4 AND FULL YEAR FINANCIAL RESULTS
Q4 FY18 Revenue of $224.6M, FY18 Revenues of $842.8M
Q4 FY18 GAAP EPS of $0.15, FY18 GAAP loss per share of $0.09
Q4 FY18 Non-GAAP EPS of $0.46, FY18 Non-GAAP EPS of $1.55

SAN JOSE, Calif., April 30, 2018 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI) today announced results for the fourth quarter and full fiscal year ended April 1, 2018.

Fourth quarter fiscal 2018 revenues totaled $224.6 million, up 3 percent sequentially, and up 28 percent from the year ago period. Strength in the quarter was driven primarily by increased demand for products in the automotive/industrial and consumer end markets.

“We exceeded our original $830 million FY2018 revenue target, delivering revenues of $842.8 million (up 15.7% over FY2017). We also delivered on our Non-GAAP operating margin model target of 30% for the quarter, up from 27.2% in the year ago period. For FY2019, we expect continued diversified revenue growth, coupled with further year over year margin expansion, “said Greg Waters, President and Chief Executive Officer.

Recent Business Highlights - Datacenter/HPC & Communications Infrastructure

•
IDT announced the availability of its first DDR5 Registered Clock Driver (RCD), the IDT® 5RCD0144H RCD, which pairs seamlessly with the IDT® P8900 PMIC to form the first complete chipset for the early evaluation of DDR5 server memory modules. Providing the first chipset capable of comprehensively evaluating interconnect and power delivery at the system and module level allows IDT’s ecosystem partners to get a jumpstart on validation of silicon, hardware and software development efforts. Our platform solution enables DDR5 memory to scale up to twice the maximum speed and effective bandwidth of DDR4 and promises to be the most significant evolution in the memory subsystem in nearly two decades.

•
At the 2018 Optical Forum Conference (OFC), IDT displayed multiple new analog/mixed signal line-driver, transimpedance amplifier (TIA) and clock-data recovery (CDR) timing devices for next generation 200G/400G intra and inter datacenter applications and 400G/600G metro/long distance telecom applications.

•
At OFC 2018, IDT introduced the IDT® GX72170 25G linear driver for 5G wireless network fiber backhaul applications. The demand for 25G and 50G fiber-based backhaul transceivers in the next 5 years is expected to have 45% CAGR or more, according to the latest LightCounting report.

Recent Business Highlights - Consumer

•
IDTI announced that its latest wireless charging transmitter and receiver chipset is used in the Xiaomi Mobile flagship MI MIX 2S smartphone and associated wireless charging pad. The Xiaomi smartphone implements the Qi standard Baseline Power Profile (BPP) with a proprietary operations mode for a faster wireless charging experience supported by IDT.

•
IDTI announced that its latest wireless charging chipset is being used as the receiver system-on-chip (SoC) in Samsung’s flagship Galaxy S9 and Galaxy S9+ Android smartphones as well as the transmitter application in the bundled charging pad.

•
IDT announced that its latest wireless charging chipset is used in HMD Global’s new premium smartphone, the Nokia 8 Sirocco, which was launched at Mobile World Congress in Barcelona. Using the IDT wireless charging chipset, the Nokia 8 Sirocco supports the popular Qi wireless charging standard, which allows consumers to quickly and easily charge their smartphones wirelessly without the need for cumbersome cables.

Recent Business Highlights - Auto and Industrial

•
IDT’s Auto and Industrial business segment continues to experience healthy growth and design win momentum. New product releases in sensor signal conditioners, position sensors, and fully integrated sensor platforms are delivering growth and new design wins. These fully integrated sensor platforms include the sensor, sensor signal processing IC, software/algorithm, calibration with high-volume assembly/test capabilities.

The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges, or events which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•
Revenue for the full fiscal 2018 was $842.8 million versus $728.2 million for full fiscal 2017. GAAP net loss for fiscal 2018 was $12.1 million or $0.09 per diluted share (including a GAAP charge of $114.2 million for the estimated impacts of the Tax Cuts and Job Act (“TCJA”)) compared with fiscal 2017 GAAP net income of $109.2 million or $0.79 per diluted share. Non-GAAP net income for full fiscal 2018 was $214.4 million or $1.55 per diluted share versus $195.7 million for full fiscal 2017 or $1.40 per diluted share.

•	Revenue for the fiscal fourth quarter of 2018 was $224.6 million. This compared with $217.1 million reported last quarter, and $175.7 million reported in the same period one year ago.

•
GAAP net income for the fiscal fourth quarter of 2018 was $20.7 million, or $0.15 per diluted share versus GAAP net loss for the fiscal third quarter of 2018 of $68.2 million, or a loss of $0.51 per diluted share (including a $101.9 million charge for the estimated impacts of TCJA) and GAAP net income of $30.2 million or $0.22 per diluted share in the same period one year ago. Fiscal fourth quarter GAAP results include $15.1 million in restructuring-related charges,

$12.4 million in stock-based compensation; $10.1 million in acquisition-related charges, and $3.8 million in non-cash interest expense.

•
Non-GAAP net income for the fiscal fourth quarter of 2018 was $63.4 million or $0.46 per diluted share compared with non-GAAP net income of $57.6 million or $0.42 per diluted share last quarter, and non-GAAP net income of $48.2 million or $0.35 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal fourth quarter of 2018 was $127.1 million, or 56.6 percent, compared with GAAP gross profit of $128.4 million or 59.1 percent last quarter, and $101.7 million, or 57.9 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal fourth quarter of 2018 was $140.5 million, or 62.6 percent, compared with non-GAAP gross profit of $136.6 million, or 62.9 percent last quarter, and $106.1 million, or 60.4 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal fourth quarter of 2018 was $55.7 million, compared with GAAP R&D expense of $49.8 million last quarter, and $35.5 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal fourth quarter of 2018 was $42.2 million, compared with non-GAAP R&D expense of $42.8 million last quarter, and $31.0 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal fourth quarter of 2018 was $41.5 million compared with GAAP SG&A expense of $40.7 million last quarter, and $36.2 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal fourth quarter of 2018 was $30.9 million, compared with non-GAAP SG&A expense of $31.1 million last quarter, and $27.2 million in the same period one year ago.

Webcast and Conference Call Information
Investors may listen to the live call at 1:30 p.m. Pacific Time on April 30, 2018 by calling 844-308-4493. The access code is 7085488. Investors may listen to a live or replay webcast of the Company’s quarterly financial conference call at http://ir.idt.com/. The live webcast will begin at 1:30 p.m. Pacific Time on April 30, 2018. The webcast replay will be available after 4:30 p.m. Pacific Time on April 30, 2018 for one week.
IDT’s next regularly scheduled Quiet Period will begin June 18, 2018, during which time IDT representatives will not comment on IDT’s business outlook, financial results or expectations. The Quiet Period will extend until the day when IDT’s first quarter fiscal 2019 earnings release is published.
About IDT
Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT’s market-leading products in RF, timing, wireless power transfer, serial switching, interfaces and sensing solutions are among the company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, YouTube and Google+.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 2, 2017. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
To supplement its consolidated financial results presented in accordance with GAAP, IDT uses non-GAAP financial measures, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with IDT’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by IDT include:
Cost of revenues;
    Gross profit;
Research and development expenses;
Selling, general and administrative expenses;
Interest and other income (expense);
Benefit from (provision for) income taxes;
Operating income
Net income (loss);
Diluted net income (loss) per share; and
Weighted average shares outstanding - diluted
The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related expense, restructuring and divestiture related costs (gain), share-based compensation expense, results from discontinued operations, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes IDT's financial results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.
As presented in the “Reconciliation of GAAP to Non-GAAP” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or IDT’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare IDT’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition-related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

•	Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.

•	Fair market value adjustment to acquired inventory sold.

Restructuring-related. Restructuring charges primarily relate to changes in IDT’s infrastructure in efforts to reduce costs and expenses (gains) associated with strategic divestitures and restructuring in force actions. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although IDT has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from IDT’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results. Restructuring-related charges (gains) primarily include:

•	Severance costs directly related to a restructuring action.

•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.

•	Gain on divestiture consists of gains recognized upon the strategic sale of business units.

•	Assets impairments including accelerated depreciation and amortization of certain assets no longer in use or related to discontinued product lines.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of IDT. Excluding this data allows investors to better compare IDT’s period-over-period performance without such expense, which IDT believes may be useful to the investor community.
Other adjustments primarily include:

•	Stock based compensation expense.

•	Compensation expense (benefit) - deferred compensation, consists of gains and losses on marketable equity securities related to our deferred compensation arrangements.

•	Non-cash interest expense, consists of amortization of issuance cost and accretion of discount related to the convertible notes.

•
Loss (gain) on deferred compensation plan securities represents the changes in the fair value of the assets in a separate trust that is invested in corporate owned life insurance under our deferred compensation plan.

•	Unrealized foreign currency gains and losses resulting from remeasurement of certain non-functional currency account balances.

•
Tax effects of non-GAAP adjustments. Non-GAAP tax calculation is based on estimated cash tax expense and reserves. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance the ability of investors to understand the impact of the Company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense. The tax impacts of the TCJA related to non-current liabilities and deferred tax assets are not reflected in the non-GAAP tax provision.

•
Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	Apr. 1, 2018	Dec 31, 2017	Apr. 2, 2017	Apr. 1, 2018	Apr. 2, 2017
Revenues	$224,578	$217,075	$175,698	$842,764	$728,243
Cost of revenues	97,478	88,690	74,026	360,479	307,605
Gross profit	127,100	128,385	101,672	482,285	420,638
Operating expenses:
Research and development	55,694	49,836	35,533	202,721	165,104
Selling, general and administrative	41,532	40,689	36,225	168,648	145,193
Total operating expenses	97,226	90,525	71,758	371,369	310,297

Operating income	29,874	37,860	29,914	110,916	110,341
Interest and other expense, net	(4,875)	(5,068)	(2,153)	(18,744)	(11,056)
Income from continuing operations before income taxes	24,999	32,792	27,761	92,172	99,285
Benefit from (provision for) income taxes	(4,288)	(101,033)	2,448	(104,308)	9,899

Net income (loss) from continuing operations	20,711	(68,241)	30,209	(12,136)	109,184

Discontinued operations:
Gain from divestiture	—	—	—	—	1,385
Provision for income taxes	—	—	—	—	87
Net income from discontinued operations	—	—	—	—	1,298

Net income (loss)	$20,711	$(68,241)	$30,209	$(12,136)	$110,482

Basic net income (loss) per share - continuing operations	$0.16	$(0.51)	$0.23	$(0.09)	$0.82
Basic net income per share - discontinued operations	—	—	—	—	0.01
Basic net income (loss) per share	$0.16	$(0.51)	$0.23	$(0.09)	$0.83

Diluted net income (loss) per share - continuing operations	$0.15	$(0.51)	$0.22	$(0.09)	$0.79
Diluted net income per share - discontinued operations	—	—	—	—	0.01
Diluted net income (loss) per share	$0.15	$(0.51)	$0.22	$(0.09)	$0.80

Weighted average shares:
Basic	131,341	132,689	133,309	132,651	133,817
Diluted	135,016	132,689	136,903	132,651	137,440

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	Apr. 1, 2018	Dec 31, 2017	Apr. 2, 2017	Apr. 1, 2018	Apr. 2, 2017
GAAP net income (loss) from continuing operations	$20,711	$(68,241)	$30,209	$(12,136)	$109,184
GAAP diluted net income (loss) per share - continuing operations	$0.15	$(0.51)	$0.22	$(0.09)	$0.79
Acquisition-related:
Amortization of acquisition-related intangibles	9,326	9,287	4,782	36,452	21,360
Acquisition-related costs	—	—	2,223	2,225	2,295
Amortization of fair market value adjustment to inventory	753	1,178	407	8,023	4,079
Restructuring-related:
Severance costs (benefit)	4,953	378	(387)	7,549	16,139
Facility closure costs	299	—	—	2,913	197
Assets impairment and other	9,862	—	156	12,744	1,026
Other:
Stock-based compensation expense	12,436	13,578	10,266	50,784	39,874
Non-cash interest expense	3,792	3,744	3,393	15,123	13,329
Asset impairment and other	(184)	—	—	(184)	(652)
Loss from divestiture	—	—	—	—	710
Certain unrealized foreign exchange gain	(794)	(360)	—	(3,583)	—
Compensation expense (benefit) - deferred compensation plan	(128)	525	486	1,278	1,586
Loss (gain) on deferred compensation plan securities	158	(518)	(474)	(1,163)	(1,532)
Non-GAAP tax adjustments	2,183	98,003	(2,942)	94,327	(11,862)
Non-GAAP net income from continuing operations	$63,367	$57,574	$48,119	$214,352	$195,733
GAAP weighted average shares - diluted	135,016	132,689	136,903	132,651	137,440
Non-GAAP adjustment	1,773	5,714	1,596	5,675	1,976
Non-GAAP weighted average shares - diluted	136,789	138,403	138,499	138,326	139,416
Non-GAAP diluted net income per share - continuing operations	$0.46	$0.42	$0.35	$1.55	$1.40

GAAP gross profit	$127,100	$128,385	$101,672	$482,285	$420,638
Acquisition-related:
Amortization of acquisition-related intangibles	6,264	6,127	3,116	23,895	12,817
Amortization of fair market value adjustment to inventory	753	1,178	407	8,023	4,079
Restructuring-related:
Severance costs (benefit)	164	—	(36)	390	2,505
Assets impairment and other	5,460	—	156	5,460	492
Other:
Compensation expense (benefit) - deferred compensation plan	(29)	123	114	301	517
Stock-based compensation expense	830	814	660	3,040	2,936
Non-GAAP gross profit	$140,542	$136,627	$106,089	$523,394	$443,984

GAAP R&D expenses:	$55,694	$49,836	$35,533	$202,721	$165,104
Restructuring-related:
Severance benefit (costs)	(3,733)	18	(44)	(4,078)	(10,531)
Facility closure costs	—	—	—	—	(147)
Assets impairment and other	(4,402)	—	—	(7,202)	(106)
Other:
Compensation benefit (expense) - deferred compensation plan	66	(268)	(248)	(651)	(677)
Stock-based compensation expense	(5,390)	(6,816)	(4,226)	(24,263)	(16,067)
Non-GAAP R&D expenses	$42,235	$42,770	$31,015	$166,527	$137,576

GAAP SG&A expenses:	$41,532	$40,689	$36,225	$168,648	$145,193
Acquisition-related:
Amortization of acquisition-related intangibles	(3,062)	(3,160)	(1,666)	(12,557)	(8,543)
Acquisition-related costs	—	—	(2,223)	(2,225)	(2,295)
Restructuring-related:
Severance benefit (costs)	(1,056)	(396)	395	(3,081)	(3,103)
Facility closure costs	(299)	—	—	(2,913)	(50)
Assets impairment and other	—	—	—	(82)	(428)
Other:
Compensation benefit (expense) - deferred compensation plan	33	(134)	(124)	(326)	(392)
Stock-based compensation expense	(6,216)	(5,948)	(5,380)	(23,481)	(20,871)
Non-GAAP SG&A expenses	$30,932	$31,051	$27,227	$123,983	$109,511

GAAP interest and other expense, net	$(4,875)	$(5,068)	$(2,153)	$(18,744)	$(11,056)
Non-cash interest expense	3,792	3,744	3,393	15,123	13,329
Assets impairment and other	(184)	—	—	(184)	(652)
Loss from divestiture	—	—	—	—	710
Loss (gain) on deferred compensation plan securities	158	(518)	(474)	(1,163)	(1,532)
Certain unrealized foreign exchange gain	(794)	(360)	—	(3,583)	—
Non-GAAP interest and other income (expense), net	$(1,903)	$(2,202)	$766	$(8,551)	$799

GAAP benefit from (provision for) income taxes - continuing operations	$(4,288)	$(101,033)	$2,448	$(104,308)	$9,899
Non-GAAP tax adjustments	(2,183)	(98,003)	2,942	(94,327)	11,862
Non-GAAP provision for income taxes - continuing operations	$(2,105)	$(3,030)	$(494)	$(9,981)	$(1,963)
(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of Management’s use of non-GAAP financial measures.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Apr.1,	Apr. 2,
(In thousands)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$136,873	$214,554
Short-term investments	222,026	191,492
Accounts receivable, net	108,779	89,312
Inventories	68,702	52,288
Prepayments and other current assets	12,734	13,054
Total current assets	549,114	560,700
Property, plant and equipment, net	86,845	80,961
Goodwill	420,117	306,925
Intangible assets, net	180,781	108,818
Deferred tax assets	11,764	85,831
Other assets	61,910	40,399
TOTAL ASSETS	$1,310,531	$1,183,634

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,070	$42,020
Accrued compensation and related expenses	44,002	26,624
Deferred income on shipments to distributors	—	1,985
Current portion of bank loan	2,000	—
Other accrued liabilities	26,524	20,205
Total current liabilities	113,596	90,834
Deferred tax liabilities	10,221	13,835
Long-term income tax payable	25,034	867
Convertible notes	299,551	285,541
Long-term bank loan, net	191,073	—
Other long-term liabilities	25,684	18,894
Total liabilities	665,159	409,971
Stockholders' equity	645,372	773,663

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,310,531	$1,183,634